Exhibit No. Ex-99.g.1.iv

REVISED - May 2010

The UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

Portfolio Implementation Group

Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

David Birkenkamp

Catherine Macrae

Karen Mitidiero

Denise Honour

Anthony Marnell

Reuben Barreto

Joseph Anderson

Shelly Aron

Dave Flyod

Monika Budyn

Nicholas Yap

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie

Mark Kemper

Thomas Disbrow

1

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

Fixed Income Group

David Michael	Julian Steeds
Kris Dorr	Konstantin Leidman
Debbie Johnson	Christian Jochum
James Law	David Ric
Yu Chen Lin	Bob Jolly
Ryan Nugent	Michael G. Dow
Ryan Raymond	Scott Dolan
Robert Sabatino	Tarun Puri
Uwe Schillhorn	David Kim
Eric Staudt	Amar Reganti
Justin Tabellione	Shu Yang Tan
Mary May	Hongbing Hsu
Jeff Haleen	Alix Stewart
David Rothweiler	Dave Maynard
Steven Liu	David Walczak
Mark Gunn	John Athow
Susie Clarke	Uta Fehm
Sarah Collins	John Dugenske
Dave Hoskins	Elbride T. Gerry III
Tim Winstone	Kevin McIntyre
Brian Fehrenbach	Philip Tartaglia
Branimir Petranovic	Erin Houston
Aristoteles Damianidis	Jodi Furman
Damian Cronin	Matthew Iannucci
Ian Packer	Craig Ellinger
Colin Rooney	Rob Kilgour
Lionel Oster

2

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

Equity Department

Paul Harvey

James Malles

Michael Abellera

Robert A. Durante

Bojan Petrovich

Jason Mullin

David Bailey

ALL FUNDS

Trade Support

Authorized to verify executed trades

Denise Holman

Earl Hall

Vicky Kammerer

Bill Nicholas

Neal Wilson

Telisa Felder

Mary Keigher

Simon Ball

Christina Mika

Raquel Rabago

Sapna Nagi

Rich Froling

Shelly Aron

Simon Ball

Persons authorized to Act for Corporate and Class Actions for the following Funds: UBS Funds; UBS Relationship Funds; SMA Relationship Trust; and Fort Dearborn Income Securities, Inc.

Mary A. Drummond

Sally Stoffel

Sue O’Shea

Natasha Wells

Laura Rivett

Dan Summerfield

Yen Peng Tan

Ahamad Maricar

Shelley Aron

Michael Dantas

Szymon Kaczmarek

Agata Drozd

Marta Marzalek

Dominika Sacher

Persons authorized to give “Oral Instructions” and “Written Instructions” (as those quoted terms are defined in the Transfer Agency Agreements between PFPC Inc. and each of The UBS Funds and SMA Relationship Trust) on behalf of each of their Series, to PFPC Inc., in its capacity as transfer agent for each of The UBS Funds and SMA Relationship Trust and their Series.

John Challice

Thomas Disbrow

Joseph McGill

Chet Persaud

Frank Stranzl

Dagmara Witek

Persons authorized to give “Oral Instructions” and “Written Instructions” (as those quoted terms are defined in the Mutual Fund Service Agreement between JPMorgan Chase Bank and the UBS Relationship Funds) on behalf of each of their Series, to JPMorgan Chase Bank, in its capacity as transfer agent for the UBS Relationship Funds and their Series.

Dave Birkenkamp

Catherine Macrae

Karen Mitidiero

Denise Honour

Anthony Marnell

Reuben Barreto

Janee Glidewell

David E. Floyd

Joe Anderson

Shelley Aron

Frank Stranzl

Thomas Disbrow

Andrew Shoup

Nicholas Yap